Consent of Wisan, Smith, Racker & Prescott, LLP, Independent Auditors


We consent to the use in this Amended Report on Form 8-K of our report dated August 18, 1999, relating to the financial statements of Impact Media LLC.



                                            Wisan, Smith, Racker & Prescott, LLP

Salt Lake City, Utah
September 2, 1999